As filed with the Securities and Exchange Commission on July 24, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LAKELAND INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3115216
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

3555 Veterans Memorial Highway, Ronkonkoma, New York	11779
(Address of Principal Executive Offices)	(Zip Code)

Lakeland Industries, Inc. 2015 STOCK PLAN

(Full title of the plan)

Christopher J. Ryan

President, CEO and Secretary

Lakeland Industries, Inc.

3555 Veterans Memorial Highway

Suite C

Ronkonkoma, New York 11779

(Name and address of agent for service)

(631) 981-9700

(Telephone number, including area code, of agent for service)

copy to:

Gary T. Moomjian, Esq.

Moomjian, Waite & Coleman, LLP

100 Jericho Quadrangle

Suite 208

Jericho, New York 11753

(516) 937-5900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	aggregate offering	Amount of
to be registered	registered(1)	per share(2)	price(2)	registration fee
Common Stock, par value $0.01 per share	100,000	$10.67	$ 1,067,000	$123.99

(1)           This Registration Statement covers 100,000 shares of common stock, par value $.01 per share (“Common Stock”), of Lakeland Industries, Inc. (the “Registrant”) available for issuance pursuant to awards under the Registrant’s 2015 Stock Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminable number of additional shares of Common Stock that may become issuable pursuant to anti-dilution provisions contained in the Plan.

(2)           Pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee. The proposed maximum offering price per share is based upon the average of the high and low sales prices for the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System National Market System on July 23, 2015.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan to which this Registration Statement relates, as specified by Rule 428(b)(1) under the Securities Act. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of any or all of the documents included in such file. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note

This Registration Statement relates to the registration of 100,000 shares of Common Stock, par value $.01 per share, of Lakeland Industries, Inc. (the “Registrant”) reserved for issuance under the Registrant’s 2015 Stock Plan (the “Plan”).

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference the documents listed in (a) through (d) below. In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as modified or superseded.

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015, filed with the Commission on May 18, 2015, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2015, filed with the Commission on June 15, 2015;

(c)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on each of February 5, 2015, March 26, 2015, March 30, 2015, April 2, 2015, April 30, 2015, May 18, 2015, June 8, 2015, June 15, 2015, June 22, 2015, June 23, 2015, June 25, 2015,l July 8, 2015 and July 23, 2015;

(d)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, dated March 30, 1987, including any amendment(s) or report(s) filed for the purpose of updating such description.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Article TEN of the Registrant’s Restated Certificate of Incorporation, as filed in the State of Delaware on August 20, 2009, provides that no director shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as director, occurring on or after the effective date of such provision, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

The above indemnification is in compliance with §145 (a) through (g) of the General Corporation Law of the State of Delaware.

The Registrant also maintains a directors’ and officers’ insurance policy that insures the officers and directors of the Registrant from claims arising out of an alleged wrongful act by such person in their respective capacities as officers and directors of the Registrant.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

4.1	Lakeland Industries, Inc. 2015 Stock Plan (incorporated by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K filed on July 8, 2015).
5.1	Opinion of Moomjian, Waite & Coleman, LLP.
23.1	Consent of Moomjian, Waite & Coleman, LLP (included in their opinion filed as Exhibit 5.1 hereto).
23.2	Consent of WeiserMazars LLP, Independent Registered Public Accounting Firm.
23.3	Consent of Warren Averett, LLC, Independent Registered Public Accounting Firm.
23.4	Consent of Mazars Auditores Independentes, Independent Registered Public Accounting Firm.
23.5	Consent of ACAL Consultoria E Auditoria S/S, Independent Registered Public Accounting Firm.
23.6	Consent of Shanghai Mazars Certified Public Accountants, Independent Registered Public Accounting Firm.
23.7	Consent of Shanghai Mazars Certified Public Accountants, Independent Registered Public Accounting Firm.
23.8	Consent of Ruihua Certified Public Accountants, LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature page hereto).

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that:

(A)           Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement;

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ronkonkoma, State of New York, on July 24, 2015.

LAKELAND INDUSTRIES, INC.

By:	/s/ Christopher J. Ryan
Christopher J. Ryan
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 24, 2015.

Each person whose signature appears below constitutes and appoints Christopher J. Ryan or Gary Pokrassa, and each of them, with full power of substitution, his true and lawful attorney-in-fact and agent to do any and all acts and things in his name and on his behalf in his capacity indicated below which they or either of them may deem necessary or advisable to enable Lakeland Industries, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement including specifically, but not limited to, power and authority to sign for him in his name in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Signatures	Title

/s/ Christopher J. Ryan	President, Chief Executive Officer
Christopher J. Ryan	and Director (principal executive officer)

/s/ Teri W. Hunt
Teri W. Hunt	Acting Chief Financial Officer and VP Finance

/s/ Stephen M. Bachelder
Stephen M. Bachelder	Director and Chief Operating Officer

/s/ Alfred John Kreft
Alfred John Kreft	Director

/s/ Duane W. Albro
Duane W. Albro	Director

/s/ Thomas J. McAteer
Thomas J. McAteer	Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Lakeland Industries, Inc. 2015 Stock Plan (incorporated by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K filed on July 8, 2015).
5.1	Opinion of Moomjian, Waite & Coleman, LLP.
23.1	Consent of Moomjian, Waite & Coleman, LLP (included in their opinion filed as Exhibit 5.1 hereto).
23.2	Consent of WeiserMazars LLP, Independent Registered Public Accounting Firm.
23.3	Consent of Warren Averett, LLC, Independent Registered Public Accounting Firm.
23.4	Consent of Mazars Auditores Independentes, Independent Registered Public Accounting Firm.
23.5	Consent of ACAL Consultoria E Auditoria S/S, Independent Registered Public Accounting Firm.
23.6	Consent of Shanghai Mazars Certified Public Accountants, Independent Registered Public Accounting Firm.
23.7	Consent of Shanghai Mazars Certified Public Accountants, Independent Registered Public Accounting Firm.
23.8	Consent of Ruihua Certified Public Accountants, LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature page hereto).